      As filed with the Securities and Exchange Commission on May 5, 1999
                        Effective as of          , 1999
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ---------------
                      BellSouth Telecommunications, Inc.

               A Georgia                           I.R.S. Employer
              Corporation                           No. 58-0436120
                 675 West Peachtree Street, N.E., Room 20M77,
                            Atlanta, Georgia 30375
                        Telephone Number (404) 927-1909

                               Agent for Service
                                Ray E. Winborne
                             BellSouth Corporation
                          1155 Peachtree Street, N.E.
                                  Room 15G03
                          Atlanta, Georgia 30309-3610
                                ---------------
                 Please send copies of all communications to:
            Eric B. Rudolph                     Charles S. Whitman III
    675 West Peachtree Street, N.E.             Davis Polk & Wardwell
              Suite 4300                         450 Lexington Avenue
        Atlanta, Georgia 30375                 New York, New York 10017

                                ---------------
  Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [_] 333-[   ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [_] 333-[   ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                             Proposed maximum
                                 Amount     Proposed maximum    aggregate      Amount of
  Title of each class of         to be       offering price   offering price  registration
securities to be registered  registered (1)   per unit (2)        (1)(2)          fee
------------------------------------------------------------------------------------------
 Debt Securities........     $1,300,000,000       100%        $1,300,000,000    $361,400

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(1) If any Debt Securities are issued at an original issue discount, the amount to be registered shall be deemed to be such higher principal amount as may be sold for an initial public offering price of up to $1,300,000,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), and exclusive of accrued interest, if any.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $200,000,000 of debt securities registered and remaining unissued under Registration Statement No. 333-00649 previously filed by Registrant, in respect of which $68,966 has been paid to the Commission as filing fee.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these debt securities until the registration statement filed with +
+the SEC is effective. This prospectus is not an offer to sell these           +
+debt securities and it is not soliciting an offer to buy these debt           +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 PRELIMINARY PROSPECTUS--SUBJECT TO COMPLETION

PROSPECTUS


                       BellSouth Telecommunications, Inc.

                                  -----------

                                 $1,500,000,000
                                DEBT SECURITIES

We will provide specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is       , 1999.

                             ABOUT THIS PROSPECTUS

You may rely only on the information contained in this prospectus but should not assume the information is accurate after the date of this prospectus, even if it is delivered subsequently for any purpose. Neither we nor any underwriter has authorized anyone else to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not soliciting an offer to buy these debt securities in any state where the offer or sale is not permitted.

This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus.

                               TABLE OF CONTENTS

     About This Prospectus..................................................   2
     Where You Can Find More Information....................................   2
     Information About BellSouth Telecommunications.........................   3
     Use of Proceeds........................................................   3
     Description of Debt Securities.........................................   3
     Plan of Distribution...................................................   7
     Legal Opinions.........................................................   7
     Independent Accountants................................................   7

                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You may read and copy these reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) 732-0330. In addition, the SEC maintains an Internet site that contains reports and other information regarding us (http://www.sec.gov).

You should note that we are not required to deliver annual reports to the holders of our debt secuirities. We will, however, furnish to each indenture trustee copies of our annual, quarterly and periodic reports to the SEC on Forms 10-K, 10-Q and 8-K (containing financial information audited by independent accountants in the case of our annual report on Form 10-K).

We have registered these securities with the SEC (Nos. 333-00649 and 333-
      ) under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the Registration Statements. You may obtain copies of the registration statement, including exhibits, as discussed in the first paragraph.

The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1998 and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

You may obtain copies of the above information (including exhibits) upon written or oral request, without charge, from the office of our Vice President and Comptroller, Room 20M77, 675 West Peachtree Street, N.E., Atlanta, Georgia 30375 (telephone number (404) 927-1909).

                 INFORMATION ABOUT BELLSOUTH TELECOMMUNICATIONS

We are a telecommunications company providing predominantly tariffed wireline services to substantial portions of the population within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. We are a wholly-owned subsidiary of BellSouth Corporation.

Our principal offices are located at:

BellSouth Telecommunications, Inc.
675 West Peachtree Street, N.E.
Atlanta, Georgia 30375
(404) 927-1909

                                USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for refinancing debt and for general corporate purposes. We intend to offer the securities periodically when prevailing interest rates and other market conditions are advantageous.

                         DESCRIPTION OF DEBT SECURITIES

We will issue the securities in series under one or more indentures. A trustee will be appointed by us under each indenture to provide administrative and fiduciary duties on behalf of the holders of the securities. We expect that the basic indenture terms and provisions will be substantially identical and that terms and provisions specific to each particular series of securities will be contained in an indenture supplement or similar instrument.

The following sections summarize the most important terms of the indentures and provisions of any series of securities. The related prospectus supplement will describe the terms and provisions of that series of securities and the name of the applicable trustee. Copies of the indentures are exhibits to the registration statement of which this prospectus is a part. Section references below refer to the section in the applicable indenture.

General

The securities will be unsecured general obligations and will rank equally with our other outstanding debt. The indentures will not limit the amount of securities that we may issue or the amount of debt that we may incur, although individual series may be limited.

Payment, Transfer and Exchange of Debt Securities

Principal and premium will be payable at our office or an agency designated by us from time to time. Securities may be presented for transfer or exchange at that office or agency. We will not require holders to pay any service charge for any transfer or exchange.

Limitations on Liens

We have agreed that if we mortgage any of our property, we will similarly secure all similarly entitled outstanding securities. Currently, each outstanding issue of long and intermediate term debt is entitled to the benefit of a similar agreement. This agreement will not apply to liens on new assets purchased by us with borrowed funds ("purchase-money liens"), to deposits to secure public or statutory obligations or to deposits with any governmental body for specific purposes. In addition, this agreement will not apply to our subsidiaries or affiliates, even if they mortgage property previously acquired from us. (Section 4.03) The indentures will not restrict our ability to convey our property to subsidiaries, affiliates or third parties.

Consolidation, Merger or Sale

The indentures will not prohibit us from:

  .consolidating or merging with any other corporation, or

  .selling or conveying our property to any other corporation, or

  .acquiring the property of any other corporation;

however, if any such action would result in the imposition of a lien on any of our then existing property, before taking such action we will similarly secure all similarly entitled outstanding securities. (Section 4.04) Currently, each outstanding issue of long and intermediate term debt is entitled to the benefit of a similar agreement.

Defeasance

Each indenture will provide that we may be discharged from all obligations under outstanding securities if we irrevocably deposit with the indenture trustee funds or U.S. Government Obligations that are sufficient to pay all principal, premium and interest on such securities. Except in the case of securities maturing within one year, we would deliver to the trustee a ruling from the Internal Revenue Service or an opinion of counsel that such discharge would not result in additional and adverse federal income tax consequences to the holders of such securities. On substantially the same terms and conditions, we may be relieved from certain indenture agreements, including those described in the preceding two paragraphs. (Section 11.01)

Modification or Amendment of the Indentures

Each indenture will contain provisions permitting us and the trustee, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the securities of each series outstanding, to modify the indenture or any supplemental indenture or the rights of the holders of the securities, but no such modification shall:

  .extend the fixed maturity of any securities, or

  .reduce the principal amount of any securities, or

  .reduce the rate or extend the time of payment of interest on any securities without the consent of the holder of each security so affected.

The indentures will not allow a modification to reduce the consent requirement without the consent of the holders of all securities then outstanding under that indenture. (Section 9.02) Each indenture will also contain provisions permitting us and the trustee, without the consent of the holders of securities, to modify the indenture or any supplemental indenture or the rights of the holders of the securities for certain less significant purposes. (Section 9.01)

Events of Default

Under each indenture, an event of default applicable to securities of any series means:

  . default for 90 days in payment of interest on securities of such series, or

  . default in payment of principal of or premium on securities of such series, or

  . default for 90 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of securities of such series then outstanding in performance of any other indenture agreement applicable to securities of such series, or

  .  certain events of bankruptcy, insolvency or reorganization. (Section
     6.01)

The holders of a majority in principal amount of outstanding securities of a series may direct the time, method and place for certain enforcement actions by the trustee. (Section 6.06). Although the Trustee is obligated to exercise its fiduciary duties to protect the interests of holders of securities, it may require reasonable security or indemnity before acting under the Indenture. (Sections 7.01 and 7.02).

The agreements contained in the indentures would not prohibit, or create an event of default resulting from, our merger or sale or a highly-leveraged transaction involving us.

Global Securities

 Form and Exchange

  We will normally issue the securities in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. We will refer to this form here and in the prospectus supplement as "book-entry only."

  Alternatively, we may issue the securities in certificated form registered in the name of the holder. Under these circumstances, holders may receive certificates representing the securities. Securities in certificated form will be issued only in increments of $1,000 and multiples of $1,000 and will be exchangeable without charge except for reimbursement of taxes or other governmental charges, if any. We will refer to this form in the prospectus supplement as "certificated."

 Book-Entry Only Procedures

  The following discussion pertains to securities that are issued in book-entry only form.

  One or more global securities would be issued to DTC or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

  Under book-entry only, we will not issue certificates to individual holders of the securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC has provided us with the following information. DTC is:

  .  a limited-purpose trust company organized under the New York Banking
     Law;

  .  a "banking organization" within the meaning of the New York Banking Law;

  .  a member of the United States Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  . a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

  DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

  We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we and the Trustee will have no direct responsibility or liability to pay amounts due on the securities, or to furnish any information, to owners of beneficial interests in the global securities.

  It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's record on the record date. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the Trustee nor us.

  Debt securities represented by a global security would be exchangeable for certificates with the same terms in authorized denominations only if:

  . DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or

  .  we instruct the Trustee that the global security is not exchangeable; or

  .  an event of default has occurred and is continuing.

                              PLAN OF DISTRIBUTION

We may sell the Securities directly to purchasers or through agents, underwriters or dealers.

We may distribute the securities in one or more transactions, either at a fixed price or varying prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices.

The prospectus supplement will identify the terms of the offering, the names of underwriters or agents, the purchase price and any underwriting discounts.

In connection with the sale of securities, underwriters or agents may receive discounts, concessions or commissions from us or from purchasers for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive discounts, concessions or commissions from the underwriters or from purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may all have the status of underwriters under the Securities Act of 1933. The prospectus supplement will identify any underwriter or agent and describe any compensation paid by us.

We may agree to indemnify underwriters and other persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL OPINIONS

Mr. Jeffrey P. Brown, Vice President and General Counsel of BellSouth Telecommunications, Inc., is passing upon the legality of the securities for us, relying on the opinions of other counsel as to certain matters. Mr. Brown may be considered to beneficially own 91,389 shares of BellSouth Corporation common stock, including interests through various BellSouth Corporation benefit plans.

On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is passing upon certain legal matters in connection with the offering of the debt securities.

                            INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP, independent accountants, has audited the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998. That Form 10-K is incorporated by reference in this prospectus, to the extent and for the periods indicated in PricewaterhouseCoopers LLP's report relating to such consolidated financial statements, which is also incorporated by reference. We have included our consolidated financial statements in reliance upon the report of PricewaterhouseCoopers LLP given upon their authority as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission Filing Fee..................... $361,400
   Rating Agency Fees................................................  285,000*
   Fees and Expenses of Trustees.....................................   12,500*
   Printing and Distribution of Registration Statement, Prospectus,
    Underwriting Agreement, Indenture and Miscellaneous Material.....   35,000*
   Accountants' Fees and Expenses....................................   20,000*
   Miscellaneous Expenses............................................   11,100*
                                                                      --------
       Total......................................................... $725,000
                                                                      ========

--------
  * Estimated.

Item 15. Indemnification of Directors and Officers.

  As authorized by the Georgia Business Corporation Code (the "GBCC"), the Company's Restated Articles of Incorporation limit the monetary liability of its directors to the Company or its shareholder for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of the Company, (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law,
(iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  As authorized by the GBCC, the shareholder of the Company has adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and has approved a form of Indemnity Agreement which the Company may enter with its directors or officers. A person with whom the Company has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of the Company, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for the Company and in the event of a "change in control" (as defined in the Indemnity Agreement), of BellSouth Corporation, as the parent corporation of the Company, obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. The Company has entered into Indemnity Agreements with each of its directors.

  The GBCC generally empowers a corporation without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

  The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

  The Company's Bylaws also provide that the Company shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of the Company) by reason of service as a director or officer of the Company (or of another entity at the Company's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action, has no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by the GBCC.

  The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provisions (with respect to directors) in the Company's Restated Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

  The directors and officers of the Company are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) the Company is entitled to have paid by the insurers, or to have the insurers reimburse the Company for amounts paid by it, in respect of such claims if the Company is required to indemnify officers and directors for such claims.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify the Company's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to the Company by or on behalf of any such indemnifying party.

Item 16. Exhibits.

    1*   -- Form of Underwriting Agreement. (Exhibit 1-b to No. 33-29545).
    4*   -- Form of Indenture to be used by us to issue debt in series.
          (Exhibit 4 to No. 33-63661).
    4-a* -- BellSouth Telecommunications, Inc. Standard Indenture Provisions
          (1995-A Edition). (Exhibit 4-a to No. 33-63661).
    4-b* -- Form of Supplemental Indenture to be used by us to issue debt in series. (Exhibit 4-b to No. 33-63661).
    5    -- Opinion and consent of Jeffrey P. Brown, our Vice President and
           General Counsel, as to the legality of the securities to be issued.
   12    -- Computation of Ratio of Earnings to Fixed Charges.
   23-a  -- Consent of PricewaterhouseCoopers LLP, independent accountants.
   23-b  -- Consent of Jeffrey P. Brown is contained in Exhibit 5.
   24    -- Powers of Attorney.
   25-a  -- Statement of Eligibility of Trustee for Regions Bank.
   25-b  -- Statement of Eligibility of Trustee for SunTrust Bank, Atlanta.
   25-c  -- Statement of Eligibility of Trustee for The First National Bank of
          Chicago.

--------
* Previously filed with the Securities and Exchange Commission and incorporated by reference herein.

Item 17. Undertakings.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 5th day of May, 1999.

                                          BellSouth Telecommunications, Inc.

                                                     /s/ Isaiah Harris
                                          By___________________________________
                                                       Isaiah Harris
                                              Vice President, Chief Financial
                                                  Officer and Comptroller

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

  Charles B. Coe*            President

Principal Financial
 Officer and Principal
 Accounting Officer:
  Isaiah Harris*             Vice President, Chief Financial Officer and
                             Comptroller

Directors:
  C. Sidney Boren*
  Charles B. Coe*

  Jere A. Drummond*                                  /s/ Isaiah Harris
  Margaret H. Greene*                     *By__________________________________
  Isaiah Harris*                            Isaiah Harris, as attorney-in-fact
  Elton R. King*                            and on his own behalf as Principal
                                              Financial Officer and Principal
                                                    Accounting Officer

                                                       May 5, 1999
--------
* By power of attorney.

                                 EXHIBIT INDEX

 Exhibit
 Number                       Description of Exhibits                       Page
 -------                      -----------------------                       ----
  5      -- Opinion and consent of Jeffrey P. Brown, Vice President and
           General Counsel of the Company, as to the legality of the
           securities to be issued. ......................................
 12      -- Computation of Ratio of Earnings to Fixed Charges. ...........
         -- Consent of PricewaterhouseCoopers LLP, independent
 23-a       accountants. .................................................
 23-b    -- Consent of Jeffrey P. Brown is contained in Exhibit 5. .......
 24      -- Powers of Attorney. ..........................................
 25-a    -- Statement of Eligibility of Trustee for Regions Bank. ........
 25-b    -- Statement of Eligibility of Trustee for SunTrust Bank,
           Atlanta. ......................................................
 25-c    -- Statement of Eligibility of Trustee for The First National
           Bank of Chicago. ..............................................